                                                                   EXHIBIT 10.21



[LOGO]    BURLINGTON NORTHERN INC.


                                                    3000 Continental Plaza
JAMES B. DAGNON                                     777 Main Street
Executive Vice President                            P.O. Box 961030
Employee Relations                                  Fort Worth, Texas 76161-0030



August 18, 1995



[NAME]
<ADDRESS>


Dear <DEAR>:

With reference to the Letter Agreement between you and Burlington Northern Inc. (the "Company") regarding Change in Control, as amended, the Company has decided to offer you the enclosed amendment which gives you the option of receiving all or a portion of your benefit payments under the Letter Agreement in annual installments over a number of years instead of in a single, lump sum payment. Any installment payments would be made pursuant to the terms of the Burlington Northern Inc. Deferred Compensation Plan (the "Deferred Compensation Plan"), and would accrue interest at the rate provided under the Deferred Compensation Plan (presently Moody's Corporate Bond interest rate) until distributed. OF COURSE, THESE PROVISIONS WOULD TAKE EFFECT ONLY IN THE EVENT THAT YOU WOULD OTHERWISE BE ELIGIBLE TO RECEIVE BENEFITS UNDER THE EXISTING TERMS OF THE LETTER AGREEMENT AND THIS IS NOT ANY FORM OF NOTIFICATION THAT YOU ARE BEING TERMINATED FROM THE EMPLOYMENT OF THE COMPANY.

This deferral option gives you the opportunity of saving through the investment of before-tax dollars and the resulting accumulation of earnings on a pre-tax basis. When you defer your benefit payments, you pay no current federal or state income taxes on the deferred amounts; however, applicable Railroad Retirement taxes (including the 1.45% Medicare tax) are due at the time of deferral. Under present tax law, you will owe income taxes on the deferred amounts plus interest credits when the money is later paid out to you. All payments from the Deferred Compensation Plan are taxed as ordinary income in the year received.

As with any tax matters, you are advised to consult with your personal advisor prior to signing the enclosed amendment.

PLEASE NOTE THE ATTACHED DOCUMENT MUST BE SIGNED AND RETURNED TO ALAN SPEAKER IN THE ENVELOPE PROVIDED BY AUGUST 28, 1995. FAILURE TO MEET THIS CRITICAL TIME REQUIREMENT MAY ADVERSELY AFFECT ANY INCOME TAX BENEFIT DERIVED FROM YOUR ELECTION TO DEFER THE BENEFIT PAYMENTS.

Sincerely,



James B. Dagnon


Enclosure

[LOGO]   BURLINGTON NORTHERN RAILROAD


                                                    3800 Continental Plaza
                                                    777 Main Street
                                                    Fort Worth, Texas 76102-5384


(Date)



(Name and Address)


Dear (Name):


    Burlington Northern Inc. (the "Company") considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel. In this connection, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a change in control of the Company may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the company and its stockholders.

    The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including you, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company.

    In order to induce you to remain in the employ of the Company, the Company agrees that you shall receive the severance benefits set forth in this letter agreement (the "Agreement") in the event your employment with the Company is terminated under the circumstances described below subsequent to a Change in Control of the Company (as defined in Section 3).

    1. Definitions. Unless the context shall otherwise require, capitalized terms used herein shall have the following meanings (such definitions to be equally applicable to both the singular and the plural forms of the terms used):

    "Agreement" shall mean this letter agreement.

    "Base Amount" shall have the meaning attributed to that term in section 280G of the Code.

    "Base Compensation" shall mean the maximum amount that the Company pays you as wages from time to time including, without limitation, the target bonus payable to you under the Company's current Incentive Compensation Plan, as if the Company attains a performance rating of "I", or such other maximum target bonus as may hereafter be implemented.

    "Basic Contribution" shall have the meaning attributed to that term in the Burlington Northern Inc. Thrift and Profit Sharing Plan, as amended from time to time, or any successor plan.

    "Board" shall mean the Board of Directors of the Company.

    "Cause" shall have the meaning attributed to that term in Section 4(iii) of the Agreement.

    "Change in Control" shall have the meaning attributed to that term in
Section 3 of the Agreement.

    "Code" shall mean the Internal Revenue Code of 1986, as amended.

    "Common Shares" shall mean shares of common stock of the Company.

    "Company" shall mean Burlington Northern Inc. or its subsidiary, the Burlington Northern Railroad Company.

    "Contract Payments" shall mean any payment or benefit received or to be received by you pursuant to the terms of this Agreement.

    "Cost" shall mean the amount paid by the Company for certain benefits immediately prior to a Change in Control of the Company, as adjusted as of January 1 of each calendar year thereafter to an amount equal to the product of the Index Multiplier for such calendar year times the amount paid by the Company for certain benefits as so adjusted for the preceding calendar year.

    "Date of Termination" shall have the meaning attributed to that term in
Section 4 (vi) of the Agreement.

    "Excess Parachute Payments" shall mean those Parachute Payments which when added to other Parachute Payments under this or any other agreement or plan would be equal to or greater than that amount which would subject Parachute Payments to the excise tax imposed by Section 4999 of the Code.

    "Exchange Act" shall mean the Securities Exchange Act of 1934.

    "Good Reason" shall have the meaning attributed to that term in Section 4
(iv) of the Agreement.

    "Index" shall mean the Seasonally Adjusted Consumer Price Index for All Urban Consumers as presently issued monthly by the Council of Economic Advisers for the Joint Economic Committee of Congress in a publication entitled "Economic Indicators" published by the Government Printing Office, or, if said historical index is no longer available or is converted to a different standard reference base or is otherwise revised, such historical index as the Company may reasonably select that measures all goods and services in the economy adjusted for real price change.

    "Index Multiplier" shall mean, for any calendar year, the algebraic sum of
(a) the Inflation Factor for the calendar year immediately preceding such calendar year and (b) 1.0.

    "Inflation Factor" shall mean, for any calendar year (the "test year"), the quotient obtained by dividing (a) the Index for the test year minus the Index for the calendar year immediately preceding the test year by (b) the Index for the calendar year immediately preceding the test year.

    "Long Term Disability Plan" shall mean the Burlington Northern Inc. Long Term Disability Plan, as amended from time to time, or any successor plan.

    "Matching Contribution" shall have the meaning attributed to that term in the Burlington Northern Inc. Thrift and Profit Sharing Plan, as amended from time to time, or any successor plan.

    "Memorandum Account" shall have the meaning attributed to that term in the Burlington Northern Inc. Deferred Compensation Plan or Burlington Northern Inc. Incentive Compensation Plan or both as applicable, including such plans as amended from time to time or any successor plans.

    "Normal Retirement Date" shall have the meaning attributed to that term in the Pension Plan, as amended from time to time, or any successor plan.

    "Notice of Termination" shall mean a written notice pursuant to which the Company notifies you of its or you notify the Company of your intent to terminate your employment and that (a) indicates the specific termination provision in this Agreement relied upon, (b) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated and (c) designates a Date of Termination.

    "Options" shall mean any options to purchase Company securities granted to you under the 1987 Burlington Northern Inc. Stock Option Incentive Plan, as amended from time to time, or any predecessor or successor plan, including, without limitation, the 1977, 1982 and 1992 Burlington Northern Inc. Stock Option Incentive Plans.

    "Parachute Payment" shall have the meaning attributed to that term in
Section 280G of the Code.

    "Pension Plan" shall mean the Burlington Northern Inc. Pension Plan, as amended from time to time, or any successor plan.

    "Permanent Disability" shall mean such disability as would qualify you to receive benefits under the Long Term Disability Plan, after satisfying the elimination period therein.

    "Person" shall have the meaning attributed to that term in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that it shall not include the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company.

    "Subsidiary" shall mean an entity that is a corporation (or other form of business association that is treated as a corporation for tax purposes) of which shares (or other ownership interest) having more than 50 percent of the voting power are owned or controlled, directly or indirectly, by the Company so as to qualify as a "subsidiary corporation" (within the meaning of Code section 425
(f)).

    "Total Payments" shall mean the sum of Contract Payments and any other payment or benefit received or receivable by you in connection with a Change in Control of the Company or the termination of your employment under any other plan, arrangement or agreement with the Company.

    2. Term of Agreement. This Agreement shall commence on (Date), (the "Commencement Date") and shall terminate on the third anniversary of the Commencement Date; provided, however, that the Agreement shall continue in effect for successive terms of one (1) year each, each term beginning on the anniversary of the Commencement Date, unless written notice of termination is provided to you by the Company at least ninety (90) days prior to the expiration of any such one (1) year term; provided, further, that the Agreement shall no longer be subject to termination by the Company following a Change in Control. In no event, however, shall the term of this Agreement extend beyond the date on which you are otherwise subject to mandatory retirement, if applicable, pursuant to the Pension Plan or applicable state or federal law.

    3. Change in Control. No benefits shall be payable hereunder unless there shall have been a Change in Control of the Company, as set forth below. For purposes of this Agreement, a Change in Control of the Company shall be deemed to have occurred:

        (i) if any person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities; provided, however, that no Change in Control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in you, or a group of Persons which includes either you or the President of the Company and at least 25 percent of the individuals covered by agreements substantially identical to this Agreement prior to the Change in Control, acquiring, directly or indirectly, 20 percent or more of the combined voting power of the Company's voting securities.

        (ii) if, during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who had entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this Section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

        (iii) if the stockholders of the Company approve a merger or consolidation, a sale or disposition of all or substantially all of the Company's assets or a plan of liquidation or dissolution of the Company.

    4.  Termination Following Change in Control.

        (i) General. If any of the events described constituting a Change in Control of the Company shall have occurred, you shall be entitled by the benefits provided in Section 5 (iii) upon the subsequent termination of your employment within two (2) years after the Change in Control, unless such termination is (a) because of your death or Permanent Disability, (b) by the Company for Cause or as a result of your mandatory retirement, if applicable, pursuant to Section 2, or (c) by you other than for Good Reason. If your employment with the Company is terminated for any reason, and subsequently a Change in Control of the Company shall have occurred, you shall not be entitled to any benefits hereunder.

        (ii) Permanent Disability. You may be terminated by the Company for Permanent Disability. Notwithstanding any provision of this Agreement, your rights, if any, under the Long Term Disability Plan shall not be affected by this Agreement.

        (iii) Cause. You may be terminated by the Company for Cause where Cause shall mean (a) the willful and continued gross failure by you to substantially perform your duties with the Company (other than any such failure resulting from your incapacity due to injury or disease or any such actual or anticipated failure after the issuance of a Notice of Termination by you for Good Reason) which failure continues for a period of at least thirty (30) days after a written demand for substantial performance is delivered to you by the Board, which demand specifically identifies the manner in which the Board believes that you have not substantially performed your duties, or (b) the willful engaging by you in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this Subsection, no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of conduct set forth above in this Subsection and specifying the particulars thereof in detail.

        (iv) Good Reason. You shall be entitled to terminate your employment for Good Reason. For purposes of this Agreement, Good Reason shall mean, without your express written consent, the occurrence after a Change in Control of the Company of any of the following circumstances unless, in the case of paragraphs (a), (b), (d), (e),

(f), (g), or (h), such circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

        (a) the assignment to you of any duties inconsistent with and inferior to the position in the Company that you held immediately prior to the Change in Control of the Company, or a significant adverse alteration in the nature or status of your responsibilities or the conditions of your employment from those in effect immediately prior to such Change in Control;

        (b)  a reduction by the Company in your Base Compensation;

        (c) the relocation of the Company's principal executive offices to a location outside the Fort Worth, Texas Metropolitan Area (or, if different, the metropolitan area in which such offices are located immediately prior to the Change in Control of the Company) or the Company's requiring you to be based anywhere other than the Company's principal executive offices or where you are located immediately prior to such Change in Control, except for required travel on the Company's business to an extent substantially consistent with your present business travel obligations, or as agreed to by you and the Company;

        (d) the failure by the Company to pay to you any portion of your current compensation or to pay to you any deferred compensation under any deferred compensation program of the Company or any other benefits or additional amounts of compensation under any plan within thirty (30) days of the date such compensation is due;

        (e) the failure by the Company to continue in effect any compensation plan in which you participate immediately prior to the Change in Control of the Company that is material to your total compensation, including but not limited to the Company's 1987 Stock Option Incentive Plan, the 1989 Burlington Northern Inc.

    Restricted Stock Incentive Plan, the 1989 Burlington Northern Inc. Restricted Stock Award Plan for Management Employees, Pension Plan, Supplemental Benefits Plan, Incentive Compensation Plan, Deferred Compensation Plan, Thrift and Profit Sharing Plan, or any substitute plans adopted prior to the Change in Control of the Company, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue your participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of your participation relative to other participants as existed at the time of the Change in Control of the Company;

        (f) the failure by the Company to continue to provide you with benefits at a Cost to the Company substantially similar to the Cost of those enjoyed by you under any of the Company's life insurance, medical, health and accident, or disability plans in which you were participating at the time of the Change in Control of the Company, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive you of any material fringe benefit enjoyed by you at the time of the Change in Control of the Company, or the failure by the Company to provide you with the number of paid vacation days to which you are entitled in accordance with the Company's normal vacation policy in effect at the time of the Change in Control of the Company; provided, however, that the Company may modify such benefits to the extent that it is required to do so by applicable law, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended, the Code, and other Federal or state employment, tax, or benefit laws, regulations, interpretations, ordinances, judgments, decrees, injunctions, writs, decisions and orders of any Governmental Authority;

        (g) the failure of the Company to obtain a satisfactory agreement from any successor or purchaser of a Subsidiary to assume and agree to perform this Agreement, as contemplated in Section 6 hereof;

        (h) any purported termination of your employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (v) hereof (and, if applicable, the requirements of Subsection
    (iii) hereof), which purported termination shall not be effective for purposes of this Agreement; or

        (i) any material breach by the Company of any provision of this Agreement.

    Your right to terminate your employment pursuant to this Subsection shall not be affected by your incapacity to perform your duties as a result of injury or disease, to the extent your employment has not already been terminated pursuant to Section 4 (ii). Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder.

        (v) Notice of Termination. Any purported termination of your employment by the Company or by you shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 7.

        (vi) Date of Termination. Etc. Date of Termination shall mean (a) if your employment is terminated for Permanent Disability, the date specified in the Notice of Termination, but in no event less than thirty (30) days after Notice of Termination is given (provided that you shall not have returned to the full-time performance of your duties during such thirty (30) day period), or (b) if your employment is terminated pursuant to Subsection (iii) or (iv) hereof or for any other reason (other than Disability), the date specified in the Notice of Termination (which in the case of a termination for Cause shall not be less than thirty (30) days from the date such Notice of Termination is given and in the case of a termination for Good Reason shall not be less than fifteen

(15) nor more than sixty (60) days from the date such Notice of Termination is given); provided, however, that if within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this proviso), the party receiving such Notice of Termination notifies the other party in writing that a dispute exists concerning the termination, then the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected; provided, further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay you your full compensation in effect when the notice giving rise to the dispute was given or immediately prior to the Change in Control of the Company, whichever is greater (including, but not limited to, Base Compensation) and continue you as a participant in all compensation, benefit and insurance plans in which you were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Subsection. Amounts paid under this Subsection are in addition to all other amounts due under this Agreement, and shall not be offset against or reduce any other amounts due under this Agreement and shall not be reduced by any compensation earned by you as the result of employment by another employer.

    5.  Compensation Upon Termination

    Following a Change in Control of the Company, you shall be entitled to the following benefits upon termination of your employment, provided that such termination occurs during the term of this Agreement and within two (2) years following a Change in Control:

        (i) No supplemental benefits shall be payable under this agreement if your employment is terminated by reason of your Permanent Disability or death. Instead, your benefits shall be determined under the Company's retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs; provided, however, the Company will provide you the benefits you would otherwise be entitled to under the Long Term Disability Plan as if you had not been terminated under this Agreement pursuant to Section 4
(ii), until this Agreement is terminated pursuant to Section 2.

        (ii) If your employment shall be terminated by the Company for Cause or by you other than for Good Reason, the Company shall pay you your full Base Compensation through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation or benefit plan of the Company at the time such payments are due, and the Company shall have no further obligations to you under this Agreement.

        (iii)  If your employment by the Company shall be terminated within two
(2) years following a Change in Control by you for Good Reason or by the Company other than for Cause or Permanent Disability, then you shall be entitled to the benefits provided below:

        (a) the Company (1) shall pay to you, no later than the fifth (5th) day following the Date of Termination, your full Base Compensation through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation plan of the Company, at the time such payments are due and (2) shall pay to you, when due, all amounts credited to your Memorandum Account under the Burlington Northern Inc. Deferred Compensation Plan or the Burlington Northern Inc. Incentive Compensation Plan or any other similar plan or arrangement, in accordance with the provisions of such plans as in existence prior to the Change in Control.

        (b) in lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Company shall pay as severance pay to you, no later than the thirtieth (30th) day following the Date of Termination, a lump sum severance payment equal to three (3) times your Base Compensation as in effect as of the Date of Termination or immediately prior to the Change in Control of the Company, whichever is greater; provided, however, that in no event shall such amount exceed the amount of Base Compensation, on an undiscounted basis, which you would have received had you remained in the employ of the Company until the date on which you are otherwise subject to mandatory retirement, if applicable, pursuant to the Pension Plan or applicable state or federal law;

        (c) in addition to the benefits to which you are otherwise entitled under the Pension Plan and the Burlington Northern Inc. Supplemental Benefits Plan or any successor plans in effect on the Date of Termination, you shall be entitled to an amount equal to the difference between (1) the benefits that would be payable under those plans at Normal Retirement Age had you remained in the employ of the Company until the earlier of three (3) years beyond your Date of Termination or until your mandatory retirement date, assuming an increase in compensation, as defined in the Pension Plan, of 8 percent per year (taking into account for purposes of the Pension Plan only those amounts permitted under Code section 401 (a) (17)), and (2) the benefits payable under the terms of those plans at Normal Retirement Age, based upon the termination of your employment on the Date of Termination;

        (d) you shall be entitled to receive a payment in the amount of the Company contributions you would have received under the Burlington Northern Inc. Thrift and Profit Sharing Plan had you remained in the employ of the Company until the earlier of three (3) years beyond your Date of Termination or until your mandatory retirement date, and made the maximum Basic Contribution and received the maximum Matching Contribution permitted under such plan during that period, based upon a level of compensation, as defined in the Thrift and Profit Sharing

    Plan, which is assumed to increase at a rate of 8 percent per year (taking into account only those amounts permitted under Code section 401 (a) (17));

        (e) the Company's obligation under Subparagraphs (c) and (d) shall be satisfied by paying to you, no later than the thirtieth (30th) day following the Date of Termination, (1) a lump sum amount, in cash, equal to the present value of the amounts described in Subparagraphs (c) and (d) using a discount rate no greater than the rate that may be used to determine lump sums under the Supplemental Benefits Plan plus (2) an amount sufficient to gross you up for the federal income taxes attributable to such amount based upon the maximum marginal rate in effect at that time;

        (f) for an eighteen (18) month period after such termination, the Company shall arrange to provide you at the Company's expense with life, survivor benefit, disability, accident and group health insurance coverage and benefits at a Cost to the Company substantially similar to the Cost of those benefits which you were receiving immediately prior to the Notice of Termination. Coverage and benefits otherwise receivable by you pursuant to this paragraph (f) shall be reduced to the extent comparable coverage and benefits are actually received by you during the eighteen (18) month period following your termination, and any such coverage or benefits actually received by you shall be reported to the Company. The provision of continued benefits under this paragraph shall not deprive you of any independent statutory right you may have to continue benefits coverage under Code Section 4980B;

        (g) the Company shall pay to you all legal fees and expenses incurred by you as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder); and

        (h) the Company shall transfer to you all right, title or other ownership interest it may have in any automobile that the Company has provided to you for your personal use in connection with your work for the Company as of the Date of Termination.

        (iv) If the amounts required to be paid pursuant to Section 5 (iii) cannot be finally determined on or before the date when payment is due, the Company shall pay to you on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274
(b) (2) (B) of the Code) as soon as the amount thereof can be determined but in no event later than the sixtieth (60th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to you, payable on the thirtieth (30th) day after demand by the Company (together with interest at the rate provided in Section 1274 (b) (2) (B) of the Code).

        (v) Except as provided in Subsection (iii) (f) hereof, you shall not be required to mitigate the amount of any payment provided for in this Section 5 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 5 be reduced by any compensation earned by you as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by you to the Company, or otherwise.

        (vi) If your Total Payments would be subject to the excise tax imposed by Section 4999 of the Code (or any successor statutory provision) or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then you shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by you or withholding by the Company by such Excise Tax, including any Excise Tax imposed upon the Gross-Up Payment, you shall be in the same after-tax position under this Agreement that you would have been in if Code Section 4999 (or any successor provision) did not apply.

        (a) All determinations required to be made under this Subsection (vi), including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the independent accounting firm retained by the Company on the date of Change in Control (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and to you within 15 business days of the date of termination, if applicable, or such earlier time as is requested by the Company. If the Accounting Firm determines that a Gross-Up Payment is required, the Company shall increase the benefits payable to you under the Agreement by the amount of such Gross-Up Payment and shall withhold from your Contract Payment an amount sufficient to satisfy the Excise Tax. If the Accounting Firm determines that no Gross-Up Payment is payable, it shall furnish you with an option that you have substantial authority not to report any Excise Tax for federal tax purposes. Any determination by the Accounting Firm shall be binding upon the Company and you. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Subsection (vi) (b) or fails to contest an IRS claim of Underpayment, and you thereafter are required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred, including any Excise Tax that will be imposed upon the Underpayment, and any such Underpayment shall be promptly paid by the Company to you or for your benefit.

        (b) You shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment in addition to any payment previously made in accordance with Subsection (vi) (a). Such notification shall be given as soon as practicable but no later than ten business days after you know of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. You shall not pay such claim prior to the expiration of the thirty-day period following the date on which you give such notice to the Company (or such shorter period ending on the date five days before any payment of taxes with respect to such claim is due). If the Company notifies you in writing prior to the expiration of such period that it desires to contest such claim, you shall: (1) give the Company any information reasonably requested by the Company relating to such claim; (2) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company; (3) cooperate with the Company in good faith in order to effectively contest such claim; and
    (4) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold you harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Subsection (iv) (b), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct you to pay the tax claimed and sue for a refund, or contest the claim in any permissible manner, and you agree to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs you to pay such claim and sue for a refund, the Company shall advance the amount of such payment to you, on an interest-free basis, and shall indemnify and hold you harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that any extension of the statute of limitations relating to payment of taxes for your taxable year with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and you shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

        (c) If, after payment of any Gross-Up Payment by the Company pursuant to this Subsection (vi), you become entitled to receive any refund with respect to such amounts, you shall (subject to the Company's complying with the requirements of Subsection (vi) (b)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).

    6.  Successors; Binding Agreement.

        (i) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. In addition, in the event that one or more Subsidiaries (or part thereof) are sold, divested, or otherwise disposed of by the

Company subsequent to a Change in Control, the Company shall require such purchaser or acquirer, as a condition precedent to such purchase or acquisition, to assume and agree to perform the Company's obligations, if any, under the Agreement, with respect to the employees of such Subsidiaries, in the same manner and to the same extent that the Company would be required to perform if no such acquisition or purchase had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms to which you would be entitled hereunder if you terminate your employment for Good Reason following a Change in Control of the Company, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

        (ii) This Agreement shall inure to the benefit of and be enforceable by you and your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder had you continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

    7. Notices. All communications and notices under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, postage prepaid, by registered or certified mail, return receipt requested, or by Express Mail, return receipt requested, or received by telex, telefacsimile or other wire transmission (with request for assurance of receipt in a manner customary for communications of such respective type) to the appropriate following addresses:

If to the Company:

Executive Vice President-Employee Relations
Burlington Northern Inc.

3000 Continental Plaza
777 Main Street
P.O. Box 961030
Fort Worth, Texas 76161-0030
FAX Number: (817) 333-3011


Subject:  Executive Severance Agreement

    If to you, at the address listed on the first page of this agreement; or at such address as either party may designate by notice to the other party hereto in accordance with this Section.

    8. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. THIS AGREEMENT WAS NEGOTIATED AND EXECUTED IN THE STATE OF TEXAS AND THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS. All references to sections of the exchange act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law, including withholding required pursuant to Code Section 4999. The obligations of the Company under Section 5 shall survive the expiration of the term of this Agreement.

    9. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

    10. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

    11. Employment Status. Prior to a Change in Control of the Company, this Agreement imposes no obligations on the Company to retain you as an employee, to maintain or change the status of your employment as an employee or to pay you any benefits in the event that your employment with the Company is terminated. Following a Change in Control, this Agreement imposes no obligations on the Company to retain you as an employee or to maintain or change the status of your employment as an employee. However, in the event of your termination following a Change in Control, this Agreement will govern the Contract Payments to which you are entitled, if any, by reason of your termination.

    12. Choice of Forum. To the extent permitted by law, any legal suit, action, or proceeding arising out of or relating to this Agreement may be instituted in any state or federal court of competent jurisdiction located in the State of Texas, in addition to any other appropriate forum.

    13. Amendment. The Agreement may be amended in any respect by resolution adopted by two-thirds of the Board; provided, however, that no such amendment of the Agreement may be made if such amendment would adversely affect any right you have under the Agreement prior to the later of (a) the date of adoption of any such amendment or (b) the effective date of any such amendment; provided, further, that the Agreement shall no longer be subject to amendment, change, substitution, deletion or revocation in any respect whatsoever following a Change in Control.

    14. Termination Upon Mandatory Retirement. The Company and you acknowledge that the purpose of this Agreement is to provide income to replace the employment income that you would otherwise receive if your employment were not terminated and that such replaced employment income would have been terminated upon your mandatory retirement, if applicable, in any event and have been replaced by retirement income. Accordingly, the terms of this Agreement and the benefits payable hereunder shall not extend beyond your mandatory retirement date, if applicable, pursuant to the Pension Plan, or to the extent permitted by law. You acknowledge that this Agreement entitled you to payments and benefits which you would not otherwise have received and, in consideration thereof, you waive any claim that might arise out of or relate to the subject matter of this Agreement pursuant to employment discrimination laws, including without limitation the Age Discrimination in Employment Act; provided, however, that nothing contained herein shall affect your right to challenge any action of the Company, to the extent that you are terminated prior to a Change in Control.

    15. General Release and Covenant Not to Sue. You agree that as a condition of receiving benefits under this Agreement, you shall execute the attached General Release and Covenant Not to Sue within thirty (30) days following your Date of Termination.

    16. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or otherwise, express or implied, by any officer, employee or representative of any party hereto, and any prior agreement, promise, covenant, arrangement, communication, representation or warranty of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

    If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter, which will then constitute the Agreement between you and the Company on this subject.

                                        Very truly yours,

                                        Burlington Northern Inc.



                                        By: ______________________________
                                            Edmund W. Burke,
                                            Executive Vice President
                                            Law



Agreed to this ______ day of ____________________, 1995.



______________________________
    (Executive)

                    GENERAL RELEASE AND COVENANT NOT TO SUE


    For and in consideration of the terms of the Agreement between Burlington Northern Inc. and [NAME] dated [DATE], ("Agreement"), the undersigned does hereby fully waive, release, remit and forever discharge Burlington Northern Inc. and any and all of its parents, divisions, subsidiaries, officers, directors, stockholders, agents, advisors and employees from any and all claims, demands or causes of action, including any claims for merger protection benefits pursuant to the Interstate Commerce Commission decision in the Northern Lines or Frisco merger proceedings, claims arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. (S) 2000 (e), et seq., the Civil Rights Act of 1866, 42 U.S.C. (S) 1981, the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. (S) 621, et seq., the Federal Employers' Liability Act, and any other federal, state or local law, order, regulation, common law, contract or collective bargaining agreement, which relates to my employment or cessation of employment by Burlington Northern Inc.; provided, however, that the undersigned does not waive enforcement of rights to any benefits provided or extended pursuant to the terms of the Agreement. The undersigned specifically waives all claims, whether past or present, known or unknown, and whether or not in litigation, which I, or acting on my behalf, my heirs, successors, executors, administrators or assigns, may have based on any action, omission or event occurring prior to this date. Included in this Release are any and all claims for future damages allegedly arising from the alleged continuation of the effects of any past action, omission or event.

    This General Release and Covenant Not to Sue is executed willingly and voluntarily, for adequate consideration, and after having the opportunity to consult with counsel. This General Release and Convenant Not to Sue is irrevocable and binding upon the undersigned.



                                          [NAME]
- -------------------               -----------------------
      Date                                 Name




                                  -------------------------
                                          Signature

[LOGO OF BURLINGTON NORTHERN INC.]

                                               3000 Continental Plaza
JAMES B. DAGNON                                777 Main Street
Executive Vice President                       P.O. Box 961030
Employee Relations                             Fort Worth, Texas 76161-0030


August 18, 1995


[NAME]
<ADDRESS>

Dear <DEAR>:

With reference to the Letter Agreement between you and Burlington Northern Inc. (the "Company") regarding Change in Control, as amended, the Company has decided to offer you the option of receiving all or a portion of your benefit payments under the Letter Agreement in annual installments over a number of years instead of in a single, lump sum payment. Any installment payments would be made pursuant to the terms of the Burlington Northern Inc. Deferred Compensation Plan (the "Deferred Compensation Plan"), and would accrue interest at the rate provided under the Deferred Compensation Plan until distributed. Of course, these provisions would take effect only in the event that you would otherwise be eligible to receive benefits under the existing terms of the Letter Agreement.

Pursuant to the Amendment set forth below, benefits under the Letter Agreement that may be paid in installments include the severance payment equal to three
(3) times your Base Compensation, as described under Section 5(iii)(b) of the Letter Agreement, and the differential benefits attributable to various qualified and nonqualified retirement plans maintained by the Company, as described under Section 5(iii)(c-e) of the Letter Agreement. Under the existing terms of the Letter Agreement, you would ordinarily receive all of these amounts in a lump sum no later than the thirtieth (30th) day following your Date of Termination.

In order to receive all or a portion of the above-described benefits in annual installment payments, you must agree to the Amendment as set forth below. Please indicate in the blanks provided below, the percentage of benefits (i.e., 1 to 100 percent) that you would like to receive in the form of installment payments, as well as the number of years (to a maximum of 10 years) over which you would like to receive installment payments. Your elections will apply to both your severance payment amount under Section 5(iii)(b) of the Letter Agreement, and the differential benefits attributable to various qualified and nonqualified retirement plans maintained by t he Company, as described under Section 5(iii)(c-e) of the Letter Agreement. The remaining benefits, if any, will be paid in the form of a lump sum payment no later than the thirtieth (30th) day following your Date of Termination. Please note that by executing this Amendment, you will irrevocably waive the

[NAME]
August 18, 1995
Page 2



right to receive the percentage of benefits designated as installment payments in the form of a lump sum payment. This also means that the Company will be unable to accelerate the payment of such benefits if you later change your mind, unless you incur a severe and unexpected financial hardship. Capitalized terms used and not otherwise defined herein shall have the same meanings as in the Letter Agreement.

     1. Section 5(iii)(b) of the Letter Agreement is deleted and the following paragraph shall be substituted for Section 5(iii)(b) of the Letter
          Agreement:

          (b) in lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Company shall pay as severance pay to you an amount equal to three (3) times your Base Compensation as in effect as of the Date of Termination or immediately prior to the Change in Control of the Company, whichever is greater; provided, however, that in no event shall such amount exceed the amount of Base Compensation, on an undiscounted basis, which you would have received had you remained in the employ of the Company until the date on which you are otherwise subject to mandatory retirement, if applicable, pursuant to the Pension Plan or applicable state or federal law. The severance pay amount provided under preceding sentence of this Subparagraph (b) shall be paid in the following manner: (1) __________ percent of the severance pay amount shall be paid in equal annual installments under the Deferred Compensation Plan over a period of ______ years (and in no event more than ten (10) years) at the rate of interest provided under the Deferred Compensation Plan, with the first such payment commencing in January of the year following the Date of Termination; and (2) the balance of the severance pay amount shall be paid in the form of a lump sum payment, no later than the thirtieth (30) day following the Date of Termination. The Company, in its sole discretion, may accelerate the payment of unpaid amounts under this Subparagraph (b) upon its determination that you have incurred a severe and unexpected financial hardship; provided, however, that such accelerated payment shall not exceed the amount necessary to relieve such hardship;

     2. Section 5(iii)(e) of the Letter Agreement is deleted and the following paragraph shall be substituted for Section 5(iii)(e) of the Letter
          Agreement:

          (e) the Company's obligations under Subparagraphs (c) and (d) shall be satisfied by paying to you an amount equal to (1) the present value (as of the Date of Termination) of the amounts described in Subparagraphs (c) and (d) using a discount rate no greater than the rate that may be used to determine lump sums under the Supplemental Benefits Plan plus (2) an amount sufficient to gross you up for the federal income taxes attributable to such amount based upon the maximum marginal rate in effect at that time. The amount provided under preceding sentence of this Subparagraph (e) shall be paid in the form of annual installments or a lump sum payment, or a combination of both, in the same manner , the same percentage will be paid in the form of installment payments over the same number of years at the same interest rate) as the

[NAME]
August 18, 1995
Page 3


          severance pay amount provided above under Subparagraph (b). The Company, in its sole discretion may accelerate the payment of unpaid amounts under this Subparagraph (e) upon its determination that you have incurred a severe and unexpected financial hardship; provided, however, that such accelerated payment shall not exceed the amount necessary to relieve such hardship;

     3. Section 5(iv) of the Letter Agreement is deleted and the following paragraph shall be substituted for Section 5(iv) of the Letter
          Agreement:

          (iv) If an amount required to be paid pursuant to Section 5(iii) in the form of a lump sum payment can not be finally determined on or before the date when payment is due, the Company shall pay to you on such date an estimate, as determined in good faith by the Company, of the minimum amount of such payment and shall pay the remainder of such payment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined, but in no event later than the sixtieth (60th) day after the Date of Termination. In the event that the amount of the estimated payment exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to you, payable on the thirtieth (30th) day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

     4. THIS AMENDMENT WAS NEGOTIATED AND EXECUTED IN THE STATE OF TEXAS AND THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

     5. This Amendment may be executed in several counterparts, each of which shall be deemed to be original but all of which together will constitute one and the same instrument.

Please sign below to indicate your acceptance or declination of the terms of this Amendment. Regardless of whether you accept or decline the terms of this Amendment, this document must be signed and returned to the Company no later than August 28, 1995.

Sincerely,


James B. Dagnon

[NAME]
August 18, 1995
Page 4


I have read this Amendment on this _____ day of ______________, 1995, and I hereby agree to its terms.



- -------------------------------
[NAME]


I have read this Amendment on this _____ day of _______________, 1995, and I hereby decline to agree to its terms, leaving in place the single lump sum payment method as provided under the Letter Agreement, as amended.



- -------------------------------
[NAME]

[LOGO]
BURLINGTON NORTHERN RAILROAD

                                                 3000 Continental Plaza
                                                 777 Main Street
                                                 P.O. Box 961030
                                                 Fort Worth, Texas 76161-0030



May 1, 1995



<ADDRESSNAM>
<ADDRESS>
<ADDRESS2>
<CSZ>


Dear <SALUTATION>:

With reference to the Letter Agreement and related Amendment between you and Burlington Northern Inc. (the "Company") regarding Change in Control, the Company has recently entered into the Agreement and Plan of Merger (the "Merger Agreement") dated as of June 29, 1994, between the Company and Santa Fe Pacific Corporation ("SFP"), pursuant to which the Company has agreed to merge with SFP (the "Merger") in accordance with the terms set forth therein. Stockholders of both companies approved the merger on February 7, 1995; however, consummation of the Merger is subject to regulatory approval, which is not expected for several months.

The Company believes that, as a result of the particular facts surrounding the Merger and the stockholder and regulatory approvals it requires, and in order to provide an incentive to you to remain in the Company's employ during the period that the Merger is pending regulatory approval, it is in the interests of both parties to the above-mentioned Change in Control Letter Agreement (the "Letter Agreement") and related Amendment ("Amendment No. 1") to amend such Letter Agreement and Amendment No. 1 as set forth below. Capitalized terms used and not otherwise defined herein shall have the same meanings as in the Letter Agreement and Amendment No. 1.


  1. For purposes of the Letter Agreement, the term "Matching Contribution" shall have the meaning attributed to that term in the Burlington Northern Inc. Thrift and Profit Sharing Plan and the Burlington Northern Inc. Nonqualified 401(k) Restoration Plan, as amended from time to time, or any successor plan.

  2. Section 5(iii)(d) of the Letter Agreement is deleted and the following paragraph shall be substituted for Section 5(iii)(d) of the Letter
       Agreement:

       You shall be entitled to receive a payment in the amount of the Company contributions you would have received under the Burlington Northern Inc. Thrift and Profit Sharing Plan and the Burlington Northern Inc. Nonqualified 401(k) Restoration Plan had you remained in the employ of the Company until the earlier of three (3) years beyond your Date of Termination or until your mandatory retirement date, and made the maximum Basic Contribution and received the maximum Matching Contribution permitted under such plans during that period,

<ADDRESSNAM>
May 1, 1995
Page 2

       based upon your Base Compensation, which is assumed to increase at a rate of eight percent per year in the second and third years.

  3. Section 3 of Amendment No. 1 is deleted and the following paragraph shall be substituted for Section 3 of Amendment No. 1:

       In the event that your employment is terminated within the period specified in Section 2 of Amendment No. 1 and under circumstances entitling you to receive the benefits provided for in Section 5(iii) of the Letter Agreement, all outstanding awards granted under the Company's 1992 Burlington Northern Inc. Stock Option Incentive Plan, the 1989 Burlington Northern Inc. Restricted Stock Award Plan for Management Employees, the 1989 Burlington Northern Inc. Restricted Stock Incentive Plan, the 1995 Burlington Northern Inc. Restricted Stock Incentive Plan, and all successor plans, after the date hereof shall immediately become vested or exercisable in full, and the Restriction Period, as defined in any such Plan, relating to any such award shall thereupon terminate.

  4. Except as and to the extent amended hereby, the provisions of the Letter Agreement and Amendment No. 1 and the terms of any award referred to in
       Section 3 of this Amendment shall remain in full force and effect.

  5. THIS AMENDMENT WAS NEGOTIATED AND EXECUTED IN THE STATE OF TEXAS AND THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

  6. This Amendment ("Amendment No. 2") may be executed in several counterparts, each of which shall be deemed to be original but all of which together will constitute one and the same instrument.

Please sign below to indicate your acceptance of the terms of this Amendment.


Very truly yours,                 Agreed and Accepted


BURLINGTON NORTHERN INC.





By:
   -------------------------      -----------------------------
  James B. Dagnon                 <ADDRESSNAM>
  Executive Vice President
  Employee Relations              ------------------------------
                                  Date

[LOGO]
BURLINGTON NORTHERN RAILROAD

                                            3000 Continental Plaza
                                            777 Main Street
JAMES B. DAGNON                             P.O. Box 961030
Executive Vice President                    Fort Worth, Texas  76161-0030
Employee Relations                          Telephone:  (817) 333-3055


May 1, 1995


<ADDRESSNAM>
<ADDRESS>
<ADDRESS2>
<CSZ>

Dear <SALUTATION>:

Upon shareholder approval of the new 1995 Burlington Northern Inc. Restricted Stock Incentive Plan on April 20, 1995, the company decided to amend its Change in Control Letter Agreement and related Amendment to include a provision for the vesting of restricted stock issued under the new plan. We also decided that this would be an appropriate time to amend the Change in Control Letter Agreement to clarify that contributions made under the Burlington Northern Inc. 401(k) Restoration Plan are included with the Thrift and Profit Sharing contributions when calculating Change in Control payments.


Therefore, attached is a second amendment ("Amendment No. 2") pertaining to your Change in Control Letter Agreement. Please read the letter carefully, then sign both copies and return one to Alan Speaker in the envelope provided. If you have any questions, you may contact Alan at (817) 333-3023.


Sincerely,



James B. Dagnon



Attachment

[LOGO]
BURLINGTON NORTHERN RAILROAD

                                                3000 Continental Plaza
                                                777 Main Street
                                                P.O. Box 961030
                                                Fort Worth, Texas  76161-0030



August 1, 1995

(Name and Address)



Dear (Name):

With reference to the Letter Agreement between you and Burlington Northern Inc. (the "Company") regarding Change in Control, the Company has recently entered into the Agreement and Plan of Merger (the "Merger Agreement") dated as of June 29, 1994, between the Company and Santa Fe Pacific Corporation ("SFP"), pursuant to which the Company has agreed to merge with SFP (the "Merger") in accordance with the terms set forth therein. Stockholders of both companies approved the merger on February 7, 1995; however, consummation of the Merger is subject to regulatory approval, which is not expected for several months.

The Company believes that, as a result of the particular facts surrounding the Merger and the stockholder and regulatory approvals it requires, and in order to provide an incentive to you to remain in the Company's employ during the period that the Merger is pending regulatory approval, it is in the interests of both parties to the above-mentioned Change in Control Letter Agreement (the "Letter Agreement") to amend such Agreement as set forth below. Capitalized terms used and not otherwise defined herein shall have the same meanings as in the Letter Agreement.


   1. A Change in Control, for purposes of the Letter Agreement, occurred on February 7, 1995, when the Company's stockholders approved the Merger. This event shall be the only event relating to the Merger that will constitute a Change in Control, for purposes of the Letter Agreement.

   2. For purposes of Sections 4(i) and 5 of the Letter Agreement, the period during which your termination of employment will entitle you to the benefits provided in Section 5(iii) began on February 7, 1995, and shall expire on the latest of (a) the second anniversary of the Effective Time of the Merger as defined by the Merger Agreement (or if the Company determines that it will not consummate the Merger, the date of that determination), or (b) the date on which the Interstate Commerce Commission determines that it will not approve the Merger. Termination of your employment (i) as a result of your death or Permanent Disability,
       (ii) by the Company for Cause or as a result of mandatory retirement, if applicable, and (iii) by you other than for Good Reason, shall not be affected by this Amendment.

Ms. Beverly A. Edwards-Adams
August 1, 1995
Page 2


   3. For purposes of the Letter Agreement, the term "Matching Contribution" shall have the meaning attributed to that term in the Burlington Northern Inc. Thrift and Profit Sharing Plan and the Burlington Northern Inc. Nonqualified 401(k) Restoration Plan, as amended from time to time, or any successor plan.

   4. Section 5(iii)(d) of the Letter Agreement is deleted and the following paragraph shall be substituted for Section 5(iii)(d) of the Letter
       Agreement:

       You shall be entitled to receive a payment in the amount of the Company contributions you would have received under the Burlington Northern Inc. Thrift and Profit Sharing Plan and the Burlington Northern Inc. Nonqualified 401(k) Restoration Plan had you remained in the employ of the Company until the earlier of three (3) years beyond your Date of Termination or until your mandatory retirement date, and made the maximum Basic Contribution and received the maximum Matching Contribution permitted under such plans during that period, based upon your Base Compensation, which is assumed to increase at a rate of eight percent per year in the second and third years.

   5. In the event that your employment is terminated within the period specified in paragraph 2 above and under circumstances entitling you to receive the benefits provided for in Section 5(iii) of the Letter Agreement, all outstanding awards granted under the Company's 1992 Burlington Northern Inc. Stock Option Incentive Plan, the 1989 Burlington Northern Inc. Restricted Stock Award Plan for Management Employees, the 1989 Burlington Northern Inc. Restricted Stock Incentive Plan, the 1995 Burlington Northern Inc. Restricted Stock Incentive Plan, and all other successor plans, after the date hereof shall immediately become vested or exercisable in full, and the Restriction Period, as defined in any such Plan, relating to any such award shall thereupon terminate.

   6. Section 12 of the Letter Agreement is deleted and the following paragraph shall be substituted for Section 12 of the Letter Agreement:

       Any disputes relating to or arising out of the Letter Agreement including any amendments shall be resolved in arbitration pursuant to Burlington Northern Railroad Company's dispute resolution procedures.

   7. Except as and to the extent amended hereby, the provisions of the Letter Agreement and the terms of any award referred to in Section 3 of this Amendment shall remain in full force and effect.

   8. THIS AMENDMENT WAS NEGOTIATED AND EXECUTED IN THE STATE OF TEXAS AND THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, EXCEPT PARAGRAPH 6 RELATING TO ARBITRATION, WHICH IS GOVERNED BY THE FEDERAL ARBITRATION ACT.

Ms. Beverly A. Edwards-Adams
August 1, 1995
Page 3

   9. This Amendment may be executed in several counterparts, each of which shall be deemed to be original but all of which together will constitute one and the same instrument.

Please sign below to indicate your acceptance of the terms of this Amendment.


Very truly yours,                 Agreed and Accepted


BURLINGTON NORTHERN INC.





By:
   -----------------------       ----------------------
  James B. Dagnon                 (Name)
  Executive Vice President
  Employee Relations              ------------------------------
                                  Date

[LOGO]
BURLINGTON NORTHERN RAILROAD



                                                 3000 Continental Plaza
                                                 777 Main Street
                                                 Fort Worth, Texas 76102-5384



September 30, 1994



[NAME]
<ADDRESS>


Dear <DEAR>:



With reference to the Letter Agreement between you and Burlington Northern Inc. (the "Company") regarding Change in Control, the Company has recently entered into the Agreement and Plan of Merger (the "Merger Agreement") dated as of June 29, 1994, between the Company and Santa Fe Pacific Corporation ("SFP"), pursuant to which the Company has agreed to merge with SFP (the "Merger") in accordance with the terms set forth therein. The Company expects to call for special vote of stockholders to approve the Merger later this year; however, consummation of the Merger is subject to regulatory approval, which is not expected in the near future.


The Company believes that, as a result of the particular facts surrounding the Merger and the stockholder and regulatory approvals it requires, and in order to provide an incentive to you to remain in the Company's employ during the period that the Merger is pending regulatory approval, it is in the interests of both parties to the above-mentioned Change in Control Letter Agreement (the "Letter Agreement") to amend such Agreement as set forth below. Capitalized terms used and not otherwise defined herein shall have the same meanings as in the Letter Agreement.


  1. A Change in Control, for purposes of the Letter Agreement, shall occur on the date that the Company's stockholders approve the Merger. This event shall be the only event relating to the Merger that will constitute a Change in Control, for purposes of the Letter Agreement.

  2. For purposes of Sections 4(i) and 5 of the Letter Agreement, the period during which your termination of employment will entitle you to the benefits provided in Section 5(iii) shall begin on the date of the stockholder vote approving the Merger and shall expire on the latest of
       (a) the second anniversary of the Effective Time of the Merger as defined by the Merger Agreement (or if the Company determines that it will not consummate the Merger, the date of that determination), or (b) the date on which the Interstate Commerce Commission determines that it will not approve the Merger. Termination of your employment (i) as a result of your death or Permanent Disability, (ii) by the Company for Cause or as a result of mandatory retirement, if applicable, and (iii) by you other than for Good Reason, shall not be affected by this Amendment.

September 30, 1994
Page 2

  3. In the event that your employment is terminated within the period specified in paragraph 2 above and under circumstances entitling you to receive the benefits provided for in Section 5(iii) of the Letter Agreement, all outstanding awards granted under the Company's 1992 Burlington Northern Inc. Stock Option Incentive Plan, the 1989 Burlington Northern Inc. Restricted Stock Award Plan for Management Employees, the 1989 Burlington Northern Inc. Restricted Stock Incentive Plan, after the date hereof shall immediately become vested or exercisable in full, and the Restriction Period, as defined in any such Plan, relating to any such award shall thereupon terminate.

  4. Section 12 of the Letter Agreement is deleted and the following paragraph shall be substituted for Section 12 of the Letter Agreement:

       Any disputes relating to or arising out of the Letter Agreement including any amendments shall be resolved in arbitration pursuant to Burlington Northern Railroad Company's dispute resolution procedures.

  5. Except as and to the extent amended hereby, the provisions of the Letter Agreement and the terms of any award referred to in Section 3 of this Amendment shall remain in full force and effect.

  6. THIS AMENDMENT WAS NEGOTIATED AND EXECUTED IN THE STATE OF TEXAS AND THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, EXCEPT PARAGRAPH 4 RELATING TO ARBITRATION, WHICH IS GOVERNED BY THE FEDERAL ARBITRATION ACT.

  7. This Amendment may be executed in several counterparts, each of which shall be deemed to be original but all of which together will constitute one and the same instrument.

Please sign below to indicate your acceptance of the terms of this Amendment.


Very truly yours,                 Agreed and Accepted


BURLINGTON NORTHERN INC.





By:
   ----------------------------    -------------------------------
   James B. Dagnon                 Executive
   Executive Vice President        -------------------------------
   Employee Relations              Date